Exhibit 10.1
EXECUTION VERSION
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of November 21, 2007, by and  among Perficient, Inc., a Delaware corporation (“Party A”), ePairs Inc. (“Party B”, and together with Party A, sometimes referred to collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

WHEREAS, Party A and Party B are parties to that certain Asset Purchase Agreement dated as of November 21, 2007 (the “Purchase Agreement”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), Party A has agreed to deposit into escrow with the Escrow Agent one or more certificates in the name of Party B evidencing in the aggregate 41,581 shares of common stock, par value $0.001 per share, of Party A (“Buyer Common Stock”) (such shares referred to herein as the “Escrowed Shares”), to be held by the Escrow Agent pursuant to the terms and conditions set forth in this Agreement and the Purchase Agreement pending the occurrence of certain events set forth herein and therein; and

WHEREAS, the purpose of the Escrowed Shares is to secure claims under Article X of the Purchase Agreement (“Indemnification Claims”); and

WHEREAS, Escrow Agent is willing to serve in such capacity on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.            Definitions.  Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning ascribed to such term in the Purchase Agreement.

3.            Authority of Party A.  Each of the Parties hereto agrees that Party A shall have authority to settle all Indemnification Claims in accordance with Article X of the Purchase Agreement on behalf of any of the affiliates of Party A.  Unless the context otherwise requires, any references to Party A contained herein shall be deemed to be references to Party A and its affiliates.  Party A hereby represents and warrants that Party A has actual authority to settle all Indemnification Claims on behalf of any of the affiliates of Party A.

4.            Authority of Party B.  Prior to the distribution of the Escrowed Shares, if any, each of the Parties hereto agree that Party B shall have authority to settle all claims under this Agreement or the Purchase Agreement on behalf of any stockholder who is entitled to receive a part of the Escrowed Shares upon the release and distribution from this escrow.  Unless context otherwise requires, any references to Party B contained herein shall be deemed to be references to Party B and its affiliates and to the extent the Escrowed Shares have been transferred or assigned, to the record owners of the Escrowed Shares.

5.            Deposit of Escrowed Shares.

(a)            Promptly following the date of this Escrow Agreement, Party A shall instruct Continental Stock Transfer & Trust Company (“Continental”) to deliver the Escrowed Shares and any stock powers received by Continental in connection with the Escrowed Shares to the Escrow Agent.  The Escrowed Shares shall constitute an escrow fund (the “Escrow Fund”) for the satisfaction of Indemnification Claims of the Purchaser Indemnitees under the Purchase Agreement.  The Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any person, including any Party hereto.  The Escrow Agent agrees to accept delivery of the Escrowed Shares and the stock powers and to hold the Escrowed Shares and the stock powers in an escrow account, subject to the terms and conditions of this Escrow Agreement.  Receipt of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parties to Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.

(b)            Each record owner of the Escrowed Shares shall be entitled to exercise all voting rights with respect to such owner’s Escrowed Shares.

(c)            Party A and Party B agree between themselves, for the benefit of Party A and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrowed Shares shall not be distributed to the record owners of such Escrowed Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Fund.  Ordinary cash dividends will be paid by Party A directly to the record owners of such Escrowed Shares and not to the Escrow Agent.  Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrowed Shares currently being held by it in the Escrow Fund are all that the Escrow Agent is required to hold.  At the time any Escrowed Shares are required to be released from the Escrow Fund to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrowed Shares shall be released from the Escrow Fund to such Person.

6.            Release Date.  For purposes of this Agreement, the “Release Date” shall be November 21, 2008.

7.            Administration of Escrow Fund.  Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Fund as follows:

(a)            If, as of the Release Date, the Escrow Agent has not received written notice of any Indemnification Claims, then the Escrowed Shares, less the amount of all Claimed Amounts (as defined below) that have not been paid or otherwise resolved as of the Release Date (the “Retained Amount”) shall promptly (and in any event no later than 10 Business Days thereafter) be released to Party B or to the record owners of such Escrowed Shares as detailed in a written notice from Party B detailing the delivery instructions.  Upon resolution of all Claim Notices (as defined below) made prior to the Release Date, that portion of the Retained Amount that is not paid to Party A in satisfaction of such Claim Notices shall immediately be disbursed to Party B or to the record owners of the Escrowed Shares as set forth in Party B’s delivery instructions delivered as of the Release Date.

(b)            Subject to the terms and conditions set forth in Section 10.04 of the Purchase Agreement, if, at any time prior to 5:00 p.m. Central Time on November 21, 2008, Party A desires to make a claim against the Escrow Fund with respect to any Indemnification Claim, then Party A shall, on or prior 5:00 p.m. Central Time on November 21, 2008, deliver a written claim notice (a “Claim Notice”) to Party B and to the Escrow Agent.  Such Claim Notice shall contain (i) a description and a good faith estimate of the amount of any Damages incurred or reasonably expected to be incurred by Party A (the “Claimed Amount”); (ii) a statement that Party A is entitled to indemnification under Article X of the Purchase Agreement for such Damages; and (iii) a demand for payment.  The number of Escrowed Shares, if any, to be released shall be determined in accordance with Section7(d) below.

(c)            Prior to 5:00 p.m. Central Time on the 30th day after receipt by Escrow Agent of a Claim Notice, Party B may deliver to Party A and to the Escrow Agent a written response (the “Response Notice”) in which Party B may:  (i) agree that the full Claimed Amount may be released from the Escrow Fund to Party A; (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Escrow Fund to Party A; or (iii) indicate that no part of the Claimed Amount may be released from the Escrow Fund to Party A.  Any part of the Claimed Amount that is not to be released to Party A shall be the “Contested Amount.”

(A)            If Party B does not deliver a Response Notice within such 30-day period, then Party B shall be deemed to have indicated that the entire Claimed Amount may be released from Escrow Fund to Party A.

(B)            If Party B delivers a Response Notice agreeing that the full Claimed Amount may be released from the Escrow Fund to Party A, the Escrow Agent shall promptly following the receipt of the Response Notice, deliver to Party A such Claimed Amount.

(C)            If Party B delivers a Response Notice agreeing that part, but not all, of the Claimed Amount may be released from the Escrow Fund to Party A, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to Party A Agreed Amount.

(D)            If Party B delivers a Response Notice indicating that there is a Contested Amount, Party B and Party A shall attempt in good faith to resolve the dispute related to the Contested Amount. If Party A and Party B shall resolve such dispute, such resolution shall be binding on Party B and Party A and any other Purchaser Indemnitee and Seller Indemnitee, as applicable, and a settlement agreement shall be signed by Party A and Party B and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrowed Shares, if any, from the Escrow Fund in accordance with the specific instructions provided in such agreement.

(E)            If Party B and Party A are unable to resolve the dispute relating to any Contested Amount within 45 days after the delivery of the Claim Notice, the settlement of such Contested Amount shall take place by a binding arbitration proceeding which shall take place in Phoenix, Arizona, unless an alternative location is otherwise mutually agreed to by Party A and Party B, and be conducted by an arbitrator who has not been affiliated with or engaged by either party for a period of five years preceding the commencement of the arbitration proceeding, and the Escrow Agent shall continue to hold the Contested Amount until Escrow Agent receives either: (i) a written notice signed by Party A and Party B, providing specific written instructions regarding the delivery of the Contested Amount, if any, to be released from the Escrow Fund; or (ii) a final arbitration decision accompanied by a legal opinion by counsel of the presenting Party, in accordance with the following procedures, providing specific written instructions regarding the delivery of any or all of such Contested Amount. The Contested Amount shall be settled in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator's decision shall relate solely to whether Party A is entitled to receive the Contested Amount (or a portion thereof) from the Escrow Fund pursuant to the applicable terms of the Purchase Agreement and this Escrow Agreement. The final decision of the arbitrator shall be furnished to Party A, Party B and the Escrow Agent in writing and shall constitute the conclusive determination of the issue in question, be binding upon Party A, Party B and the Escrow Agent. The prevailing party in any arbitration (which determination shall be made by the arbitrator) shall be entitled to an award of attorneys’ fees and costs to be paid by the losing party (which determination shall be made by the arbitrator), and the losing party shall also be liable for all costs of arbitration, including, but not limited to, the compensation to be paid to the arbitrator in any proceeding and the transcript and other expenses of such proceeding.

(d)            In the event Party B has transferred record ownership of any of the Escrowed Shares, any amounts distributed to Party A from the Escrow Fund shall be satisfied pro rata from each record owner’s Escrowed Shares.

(e)            The number of Escrowed Shares, if any, to be released in payment and settlement of any Claimed Amount, Agreed Amount or all or any portion of the Contested Amount which may be awarded to Party A pursuant to Section 7(c)(D) or Section 7(c)(E) above shall be determined by dividing such Claimed Amount, Agreed Amount or award, as applicable, by the average closing sale price per share of Buyer Common Stock as reported on the Nasdaq Global Select Market for the 30 consecutive trading days ending on the date that is one trading day immediately preceding the release of such shares (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).  The Escrow Agent will not be responsible for determining the share price.

8.            Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation, the Purchase Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.

 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.  The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment.  The parties hereto other than the Escrow Agent agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent may rely on the validity, accuracy and content of the statements contained any written notice, document, instruction, or request furnished to it hereunder by Party A and Party B without further investigation, inquiry or examination.

9.            Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its written resignation to the Parties.  Such resignation shall take effect on the earlier of (a) a successor escrow agent being in place and (b) 30 days after such resignation is given to the Parties.  In such event, Party A may appoint a successor escrow agent.  If Party A fails to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all parties hereto.  The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally names as Escrow Agent herein.  The Escrow Agent shall act in accordance with written instructions from Party A and Party B as to the transfer of the Escrow Fund to a successor escrow agent.  Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

10.            Removal of Escrow Agent.  The Escrow Agent may be removed at any time by mutual agreement of Party A and Party B by giving not less than 30 days’ prior written notice to the Escrow Agent.  Prior to the expiration of such 30-day period, Party A and Party B shall designate, by mutual consent, a successor escrow agent.  If no successor escrow agent is appointed within such 30-day period, the Escrow Agent may deposit the amounts remaining in the Escrow Fund with a court of competent jurisdiction located in Houston, Texas, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

11.            Compensation and Reimbursement.  Party A agrees to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Annex II attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

12.            Indemnity.  The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”) from and against any and all loss, liability or expense (including the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with (a) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions from Party A or Party B, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.  The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

13.            Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the a Party’s identity, including, without limitation, name, address and organizational documents (“Identifying Information”).  The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

TINs. Tax Matters.  The Parties each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth on the signature page hereof.  In addition, all interest or other income earned under the Escrow Agreement shall be reported by the recipient to the Internal Revenue Service or any other taxing authority.  Notwithstanding such written directions, Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution.  To the extent that any portion of the principal amount of the Escrowed Fund represents part or all of the purchase price under the Purchase Agreement, Party B shall provide all information required for Escrow Agent to perform tax reporting on IRS Form 1099-B on or prior to each distribution. Unless otherwise directed in a joint written instruction executed by Party A and Party B, Escrow Agent shall report to the IRS and as appropriate withhold and remit taxes to the IRS, or to any other taxing authority as required by law, based upon the information or documentation so provided.  Escrow Agent shall be entitled to rely on such information and documentation and shall not be responsible for and shall be indemnified by Party B for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such information or documentation.

Party B will provide Escrow Agent on or before the effective date of the Escrow Agreement and at appropriate times thereafter, including prior to any disbursement, a detailed schedule indicating the allocation of the disbursement amount from the Escrow Fund between (i) principal amount, (ii) imputed interest to be reported on IRS Form 1099-INT or 1042S or (iii) Original Issue Discount (“OID”) to be reported on IRS Form 1099-OID along with the relevant payee tax information, documentation, and proportionate interest thereof. Escrow Agent shall report to the IRS and any other taxing authority as required by law based upon the information so provided. Escrow Agent shall be entitled to rely on such schedule and shall not be responsible for and shall be indemnified by Party B for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such schedule.

In addition, Party B shall provide to the Escrow Agent a schedule of all interest or other income earned under the Escrow Agreement which shall be reported by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow at disbursement, to the extent required by law.  Any other tax returns required to be filed will be prepared and filed by Party A and/or Party B with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). Party A and Party B acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Fund or any income earned by the Escrow Fund.  Party A and Party B further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Fund shall be paid by Party A and/or Party B respectively as required by law. In the absence of written direction from Party A and Party B, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in this Escrow Agreement.  Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

14.            Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

      (a)            upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
          (b)            on the next Business Day (as hereinafter defined) if sent by overnight courier; or
         (c)    four Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Party A:	Perficient, Inc.
520 Maryville Centre Drive, Suite 400
St. Louis, Missouri  63141
Attention:  Paul E. Martin, Chief Financial Officer
Phone:  314.995.8810
Facsimile:  314.995.8802

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas  78746
Attention:  J. Nixon Fox III, Esq.
Phone:  512.542.8427
Facsimile:  512.236.3216

If to Party B:	ePairs Inc.
20370 Town Center Lane, Suite B255
Cupertino, California 95014
Attention:  Kumar Nathan, President and Chief Executive Officer

Phone:  408.973.8466
Facsimile:   408.973.8499

with a copy (which shall not constitute notice) to:

Ropers Majeski Kohn Bentley PC
80 N. First Street
San Jose, California  95113
Attn:  Michael J. Ioannou, Esq.
Phone:  408.947.4802
Facsimile:  408.918.4501

If to the Escrow Agent:	JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South, TX2 S037
Houston, Texas  77002
Attention:  Luis Bustamante, Escrow Services
Fax No.: (713) 216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (b) and (c) of this Section 14, such communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

15.            Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Section 9 above), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Annex I hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Annex I, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of President or Chief Financial Officer as the Escrow Agent may select.  Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Party A or Party B to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.  Party A and Party B agree that repetitive or standing settlement instructions will be effective as the funds transfer instructions of Party A and Party B, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Party A and Party B may agree to.

16.            Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 9 and 10, without the prior consent of the other parties.  This Escrow Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any.  Nothing in this Escrow Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their successors and assigns.  This Escrow Agreement shall inure to the benefit of: Party A, Party B, Escrow Agent and their respective successors and assigns, if any, of the foregoing.  This Escrow

 Agreement shall be governed by and construed under the laws of the State of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.  Nothing in this Escrow Agreement shall derogate from, or modify in any respect any of the terms and provisions of the Purchase Agreement, including Article X thereof, with respect to indemnification.  In the event any provision of this Escrow Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Escrow Agreement and each and every other provision of this Escrow Agreement shall continue in full force and effect.  The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

17.            Termination.  This Escrow Agreement shall terminate upon the earliest occurrence of any of the following events: (a) the written agreement of Party A and Party B; or (b) upon the delivery by Escrow Agent of all of the Escrow Fund in accordance with the terms of this Agreement; provided, however, that Sections 7(c) and 11 shall survive any termination of this Agreement.

18.            Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Tax Certification: Taxpayer Identification Number (TIN): 74-2853258                                                                                      Date: November 21, 2007

Name & Address: Perficient, Inc.

1120 South Capital of Texas Highway, Building 3, Suite 220

Austin, Texas  78746

Customer is a (check one):

X Corporation                                              ___ Partnership
___ Individual/sole proprietor                                          ___ Trust                                 ___ Other _________________

Taxpayer is (check if applicable):

X Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(1)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(2)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3)	the entity is a U.S. person (including a U.S. resident alien).

 (If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PARTY A

Perficient, Inc.

By: /s/ Jeffrey S. Davis
Printed Name: Jeffrey S. Davis
Title: President and Chief Operating Officer

Tax Certification: Taxpayer Identification Number (TIN): ): 77-0496415                                                                                                 Date: November 21, 2007

Name & Address: ePairs, Inc.

20370 Town Center Lane, Suite 255

Cupertino, CA  95014

Customer is a (check one):

X Corporation                                             ___ Partnership
___ Individual/sole proprietor                                         ___ Trust                                 ___ Other _________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

(4)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

(5)
it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(6)	the entity is a U.S. person (including a U.S. resident alien).

 (If the entity is subject to backup withholding, cross out the words after the (2) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PARTY B

ePairs Inc.

By: /s/ Kumar Nathan
Printed Name: Kumar Nathan
Title: President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.

as Escrow Agent

By: /s/ Ruth Chipongian

Annex I

Telephone Number(s) for Call-Backs and
Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to Party A:

Name	Telephone Number	Signature
1. Paul E. Martin	314.785.1470

2. Dick Kalbfleish	314.995.8885

If to Party B:

Name	Telephone Number	Signature
1. Kumar Nathan	408.973.8466

Telephone call-backs shall be made to each Party A and Party B if joint instructions are required pursuant to this Escrow Agreement.  All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

Annex II

Escrow Agent’s Compensation:

Attached